FHLBANK DECLARES SECOND QUARTER DIVIDEND

June 24, 2016 - We are pleased to announce that FHLBank Topeka’s board of directors approved the second quarter dividends for both the activity-based capital stock (Class B) and membership capital stock (Class A) at its June 24, 2016, meeting:

Class A Common Stock: 1.00 percent (per annum)

Class B Common Stock: 6.00 percent (per annum)

The second quarter dividend payout is estimated to be $20.0 million. Over the past four quarters, FHLBank Topeka has provided $73.2 million in dividends to our members, which is a weighted average dividend rate of 5.30 percent (annualized). We believe that returning a substantial portion of earnings to our members in the form of dividends provides significant value. The 6.00% Class B dividend rate reduces the “all-in” cost of the advance and should be an important factor in any funding decision. Many members have grown advances because of the favorable impact the above-market dividend has on the rate.

We expect to recommend similar dividend rates for a considerable time. However, keep in mind that market conditions can be unpredictable and adverse changes may result in lower dividend rates in future quarters.

The dividends are payable in the form of Class B Common Stock and will be credited to your institution’s capital stock account on June 30, 2016. Any partial shares will be paid in cash and credited to your institution’s demand deposit account on that date as well.

If you have any questions related to the dividend, please contact Lending at 800.809.2733.

The information contained in this announcement contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements describing the objectives, projections, estimates or future predictions of FHLBank’s operations. These statements may be identified by the use of forward-looking terminology such as “will,” “expects,” “may” or other variations on these terms. FHLBank cautions that by their nature forward-looking statements involve risk or uncertainty and that actual results may differ materially from those expressed in any forward-looking statements as a result of such risks and uncertainties, including but not limited to: political events, including legislative, regulatory, judicial or other developments that affect FHLBank, its members, counterparties or investors; regulatory actions and determinations, including those resulting from the Dodd-Frank Wall Street Reform and Consumer Protection Act; changes in economic and market conditions, including conditions in the mortgage, housing and capital markets; changes in the U.S. government’s long-term debt rating and the long-term debt rating of FHLBank and/or other Federal Home Loan Banks; changes in demand for advances or consolidated obligations of FHLBank and/or of the FHLBank System; effects of derivative accounting treatment, OTTI accounting treatment and other accounting rule requirements; the effects of amortization/accretion; gains/losses on derivatives or on trading investments; volatility of market prices, rates and indices and the timing and volume of market activity; changes in FHLBank’s capital structure; membership changes, including changes resulting from member failures, mergers or changes in principal place of business; soundness of other financial institutions, including FHLBank’s members, nonmember borrowers and the other FHLBanks; changes in the value or liquidity of collateral underlying advances to FHLBank’s members or nonmember borrowers or collateral pledged by derivative counterparties; changes in the fair value and economic value of, impairment of, and risks associated with FHLBank’s investments in mortgage loans and mortgage-backed securities or other assets and the related credit enhancement protections; competitive forces, including the availability of other sources of funding for members; the willingness of members to do business with FHLBank; the ability of FHLBank to introduce new products and services to meet market demand and to manage successfully the risks associated with new products and services; the ability of each of the other FHLBanks to repay the principal and interest on consolidated obligations for which it is the primary obligor and with respect to which FHLBank has joint and several liability; and adverse developments or events affecting or involving other FHLBanks, housing GSEs or the FHLBank System in general. Additional risks that might cause FHLBank’s results to differ from these forward-looking statements are provided in detail in FHLBank’s filings with the SEC, which are available at http://www.sec.gov/.